UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2004

MAXIMUS, INC.
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-12997	54-1000588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11419 Sunset Hills Road, Reston, Virginia 20190-5207
(Address of Principal Executive Offices, including Zip Code)

(703) 251-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Item 12.  Results of Operations and Financial Condition.

On May 6, 2004, the Company announced its financial results for the three months and six months ended March 31, 2004. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The foregoing information, including the information contained in the press release, is being furnished pursuant to this Item 12 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, this information shall not be deemed to be incorporated by reference into any of the Registrant’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXIMUS, Inc.

Date: May 6, 2004	By:	/s/ Richard A. Montoni
Richard A. Montoni, Chief Financial Officer (Principal Financial and Accounting Officer)